                                                                   Exhibit 10(d)

                       PROTOCOL OF DELIVERY AND ACCEPTANCE

This protocol confirms that today, 23 April 2004 at 2pm (hours (London time), Ocean Dream Limited (the "OWNERS") delivered and NCL (Bahamas) Ltd (the "CHARTERERS") accepted the Vessel described below under the Bareboat Charter dated 20 April 2004.

NAME:                                                   m.v. Norwegian Dream

FLAG/PORT OF REGISTRY:                                  Bahamas, Nassau

OFFICIAL NUMBER:                                        723123

This Protocol has been signed on behalf of the Owners and the Charterers in two
(2) original counterparts.

CROWN WIND LIMITED                                      NCL (BAHAMAS) LTD.

By:                                                     By:

Copyright, published by                 First issued by The Baltic and
The Baltic and International            International Maritime Council (BIMCO),
Maritime Council (BIMCO), Copenhagen,   Copenhagen in 1974 as "Barecon 'A'"and
Issued November 2001                    "Barecon 'B'". Revised and amalgamated
                                        1989. Revised 2001

1.  Shipbroker                                             BIMCO STANDARD BAREBOAT CHARTER    [LOGO]
    NOT APPLICABLE                                         CODE NAME: "BARECON 2001"          PART 1

                                                       2.  Place and date
                                                           LONDON 20 APRIL, 2004

3.  Owners/Place of business (Cl.1)                    4.  Bareboat Charterers/Place of business (Cl.1)
    OCEAN DREAM LIMITED/BERMUDA                            NCL (BAHAMAS) LTD./BERMUDA

5.  Vessel's name, call sign and flag (Cl.1 and 3)
    NORWEGIAN DREAM, C6LG5, BAHAMAS

6.  Type of Vessel                                     7.  GT/NT
    PASSENGER SHIP                                         50,764/28,641

8.  When/Where built                                   9.  Total DWT (abt.) in metric tons on summer
    1992/FRANCE                                            freeboard
                                                           6,731

10. Classification Society (Cl.3)                      11. Date of last special survey by the Vessel's
    DET NORSKE VERITAS                                     classification society
                                                           N/A

12. Further particulars of Vessel (also indicate minimum number of months' validity of class certificates agreed acc. to (Cl.3)
    N/A

13. Port or Place of delivery (Cl.3)                   14. Time for delivery (Cl.4)                          15. Cancelling
    AS AGREED BY THE PARTIES                               SEE CLAUSE 4                                          date (Cl.5)
                                                                                                                 N/A

16. Port or Place of redelivery                        17. No. of months' validity of trading and
    (Cl.15)                                                class certificates upon redelivery (Cl.15)
    PORT OR PLACE IN NORTH AMERICA                         THREE MONTHS
    SELECTED BY CHARTERERS.

18. Running days' notice if other                      19. Frequency of dry-docking (Cl. 10(g))
    than stated in Cl.4                                    N/A
    N/A

20. Trading limits (Cl.6)
    N/A

21. Charter period (Cl.2)                              22. Charter hire (Cl.11)
    [***] [Confidential Treatment]                         [***] [Confidential Treatment]

23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29 (Cl.10(a)(ii))
    N/A

24. Rate of interest payable acc. to                   25. Currency and method of payment (Cl.11)
    Cl.11(f) and, if applicable, acc.                      US$, BY TELEGRAPHIC TRANSFER
    to PART IV
    SEE CLAUSE 11(f)

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible in the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

                    "BARECON 2001" STANDARD BAREBOAT CHARTER              PART I

26. Place of payment, also state beneficiary           27. Bank guarantee/bond (sum and place) (Cl.
    and bank account (Cl.11)                               24) (optional)
    AS ADVISED BY OWNERS FROM TIME TO TIME                 SEE CLAUSE 24

28. Mortgage(s), if any (state whether 12(a)           29. Insurance (hull and machinery and war
    or (b) applies; if 12(b) applies state date            risks) (state value acc. to Cl.13(f) or, if
    of Financial instrument and name of                    applicable, acc. to Cl.14(k)) (also state if
    Mortgagee(s)/Place of business) (Cl.12)                Cl.14 applies)
    12(b) APPLIES. THE MORGAGEE IS DNB                     N/A
    NOR BANK ASA.

30. Additional insurance cover, if any, for            31. Additional insurance cover, if any, for
    Owners' account limited to (Cl.13(b) or,               Charterers' account limited to (Cl.13(b) or,
    if applicable, Cl.14(g))                               if applicable, Cl.14(g))
    N/A                                                    AS APPROVED BY OWNERS

32. Latent defects (only to be filled in if            33. Brokerage commission and to whom
    period other than stated in Cl.3)                      payable (Cl.27)
    N/A                                                    N/A

34. Grace period (state number of clear                35. Dispute Resolution (state 30(a), 30(b) or
    banking days) (Cl.28)                                  30(c); if 30(c) agreed Place of Arbitration
    N/A                                                    must be stated (Cl.30)
                                                           30(a) APPLIES.  LONDON.

36. War cancellation (indicate countries agreed) (Cl.26(f))
    N/A

37. Newbuilding Vessel (indicate with "yes"            38. Name and place of Builders (only to be
    or "no" whether PART III applies)                      filled in if PART III applies)
    (optional)                                             N/A
    NO

39.  Vessel's Yard Building No. (only to be            40. Date of Building Contract (only to be filled
     filled in if PART III applies)                        in if PART III applies)
     N/A                                                   N/A

41. Liquidated damages and costs shall accrue to (state party acc. C.1)
    a)  N/A
    b)  N/A
    c)  N/A

42. Hire/Purchase agreement (indicate with             43. Bareboat Charter Registry (indicate with
    "yes" or "no" whether PART IV applies)                 "yes" or "no" whether PART IV applies)
    (optional)                                             (optional)
    NO                                                     NO

44. Flag and Country of the Bareboat Charter           45. Country of the Underlying Registry (only to
    Registry (only to be filled in if PART V               be filled in if PART V applies)
    applies)                                               N/A
    N/A

46. Number of additional clauses covering special provisions, if agreed
    NONE

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART
II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)                                        Signature (Charterers)

This document is a computer generated BARECON 2001 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

                                     PART II
                    "BARECON 2001" STANDARD BAREBOAT CHARTER

1.    DEFINITIONS

      In this Charter, the following terms shall have the meanings hereby assigned to them:

      "The Owners" shall mean the party identified in Box 3;

      "The Charterers" shall mean the party identified in Box 4;

      "The Vessel" shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

      "Financial Instrument" means the mortgage, deed of covenant or other such financial security instrument as annexed to this Charter and stated in Box 28.

2.    CHARTER PERIOD

      In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to hire the Vessel for the period stated in Box 21 ("The Charter Period"). Either party may by not less than 21 days prior written notice to the other propose a reduction or extension in the length of the Charter Period. Following delivery of any such notice the parties will negotiate in good faith with a view to agreeing a mutually acceptable adjustment of the Charter Period provided always that the Charterers will not unreasonably withhold their consent to any such proposal made by the Owner which does not require the Charterers to redeliver the Vessel on less than 9 months notice.

3.    DELIVERY

      (not applicable when Part III applies, as indicated in Box 37)

      (a) The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in Box 13.

      (b) The Vessel shall be properly documented on delivery in accordance with the laws of the flag State indicated in Box 5 and the requirements of the classification society stated in Box 10. The Vessel upon delivery shall have her survey cycles up to date and trading and class certificates valid.

      (c) The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under Clause 3, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel.

4.    TIME FOR DELIVERY

      (not applicable when Part III applies, as indicated in Box 37)

      The Owners' obligations to charter the Vessel to the Charterers and the Charterers' obligations to charter the Vessel from the Owners are subject to and conditional upon the Vessel being delivered to the Owners by Star Cruises Ship Holding Limited under the Memorandum of Agreement (the "MOA") of even date for the sale and purchase of the Vessel. The Vessel shall be deemed delivered and taken over by the Charterers as and where she is, immediately following her delivery and acceptance under the MOA. If the Vessel is not delivered to the Owners under the MOA, this Charter shall automatically be cancelled at the time at which the MOA is cancelled, whereupon neither party shall have any further obligations or liabilities hereunder.

5.    CANCELLING

      (not applicable when Part III applies, as indicated in Box 37)

6.    TRADING RESTRICTIONS

      The Vessel shall be employed in lawful trades for the carriage of passengers and lawful merchandise.

      The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

      The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

      Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

7.    SURVEYS ON DELIVERY AND REDELIVERY

      (not applicable when Part III applies, as indicated in Box 37)

      The Owners and Charterers shall each authorise designated representatives for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On-hire Survey and the Charterers shall bear all expenses of the Off-hire Survey. The scope of the On hire survey and as to whether it shall involve in-water or dry dock inspection of the Vessel's bottom and other underwater parts below the deepest loadline shall be determined by the Owners. The scope of the Off hire survey shall mirror the scope of the On hire survey.

8.    INSPECTION

      The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf:

      (a) To ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is found to require repairs or maintenance in order to achieve the condition so provided;

      (b) In dry-dock if the Charterers have not dry-docked her in accordance with Clause 10(g). The costs and fees for such inspection or survey shall be paid by the Charterers; and

      (c) For any other commercial reason they consider necessary (provided it does not unduly interfere with the commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the Owners.

      All time used in respect of inspection, survey or repairs shall be for the Charterers' account and form part of the Charter Period.

      The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

9.    INVENTORIES, OIL AND STORES

      A complete inventory of the Vessel's entire equipment, outfit including spare parts, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively. The Charterers shall ensure that all spare parts listed in the inventory and used during the Charter Period are replaced at their expense prior to redelivery of the Vessel.

10.   MAINTENANCE AND OPERATION

      (a) (i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice and, except as provided for in Clause 14(l), if applicable, at their own expense they shall at all times keep the Vessel's Class fully up to date with the Classification Society indicated in Box 10 and maintain all other necessary certificates in force at all times.

            (ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes, or new equipment or other capital expenditures
(a) becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation or (b) being deemed necessary by the Charterers in light of their service requirements for the Vessel the Charterers shall pay for the necessary improvements, structural changes, new equipment and/or other capital items subject to their right to claim full cash reimbursement from Owners when the Vessel is redelivered of the unamortized book value of all such capital expenditures and dry-docking expenses incurred by Charterers after 31 December 2003.

            (iii) Financial Security - The Charterers shall maintain financial security or responsibility in respect of third party liabilities as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

      (b) Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including annual flag State fees and any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by Owners.

      Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

      (c) The Charterers shall keep the Owners and the mortgagee(s) advised of the intended employment, planned dry-docking and major repairs of the Vessel, as reasonably required.

      (d) Flag and Name of Vessel - During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. The Charterers shall also have the liberty, with the Owners' consent, which shall not be unreasonably withheld, to change the flag and/or the name of the Vessel during the Charter Period. Painting and re-painting, installment and re-installment, registration and re-registration, if required by the Owners, shall be at the Charterers' expense and time.

      (e) Changes to the Vessel - Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of the Charter.

      (f) Use of the Vessel's Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

      (g) Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once every sixty (60) calendar months after delivery or such other period as may be required by the Classification Society or flag State.

11.   HIRE

      (a) The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect of which time shall be of the essence.

      (b) The Charterers shall pay to the Owners for the hire of the Vessel at the day rate indicated in Box 22 which shall be payable not later than every thirty (30) running days in advance, the first hire amount being payable on the date and hour of the Vessel's delivery to the Charterers. Hire shall be paid continuously throughout the Charter Period.

      (c) Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25 and at the place mentioned in Box 26.

      (d) Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally according to the number of days and hours remaining before redelivery and advance payment to be effected accordingly.

      (e) Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of. The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last reported or when the Vessel is posted as missing by Lloyd's, whichever occurs first. Any hire paid in advance to be adjusted accordingly.

      (f) Any delay in payment of hire shall entitle the Owners to interest at the rate per annum determined by them to be the three months Interbank offered rate in London (LIBOR or its successor) for the currency stated in Box 25, as quoted by the British Bankers' Association (BBA) on the date when the hire fell due, increased by 2 per cent.

      (g) Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the Owners' invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire payment date.

12.   MORTGAGE

      (only to apply if Box 28 has been appropriately filled in)

*)    (b)   The Vessel chartered under this Charter is financed by a mortgage according to the Financial Instrument. The Charterers undertake to comply, and provide such information and documents to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in the Financial Instrument or as may be directed from time to time during The currency of the Charter by the mortgagee(s) in conformity with the Financial Instrument. The
            Charterers confirm that, for this purpose, they have acquainted themselves with all relevant terms, conditions and provisions of the Financial Instrument and agree to acknowledge this in writing in any form that may be required by the mortgagee(s). The Owners warrant that they have not effected any mortgage(s) other than stated in Box
            28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or effect any other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.

*) (Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).

13.   INSURANCE AND REPAIRS

      (a) During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel, including maintaining financial security in accordance with sub-clause 10(a)(iii) in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the mortgagee(s) (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their respective interests. Subject to the provisions of the Financial Instrument, if any, and the approval of the Owners and their insurers, the Charterers shall effect all insured repairs and shall undertake settlement and reimbursement from the insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the extent of coverage under the insurance herein provided for.

      The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

      All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to Clause 3(c) above, including any deviation, shall be for the Charterers' account.

      (b) If the conditions of the above insurances permit additional insurances may be placed by the parties. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

      (c) The Charterers shall upon the request of the Owners, provide information and promptly execute such documents as may be required to enable the Owners to comply with the insurance provisions of the Financial Instrument.

      (d) Subject to the provisions of the Financial Instrument, if any, should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause 13(a), all insurance payments for such loss shall be paid to the Owners who shall distribute the moneys between the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the mortgagee(s), if any, of any occurrences in consequence of which the Vessel is likely to become a total loss as defined in this Clause.

      (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

15.   REDELIVERY

      At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The Charterers shall give the Owners not less than thirty (30) running days' preliminary notice of expected date, range of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days' definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel's portion shall be notified immediately to the Owners.

      The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the vessel within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per cent. or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.

      Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.

      The Vessel upon redelivery shall have her survey cycles up to date and trading and class certificates valid for at least the number of months agreed in Box 17.

16.   NON-LIEN

      The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel. The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice reading as follows:

      "This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

17.   INDEMNITY

      (a) The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising out of or in relation to the operation of the Vessel by the Charterers and against any lien of whatsoever nature arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

      Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all consequences or liabilities arising from the Master, officers or agents signing Bills of Lading or other documents.

      (b) If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including the provision of bail.

      In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.

      (c) Neither party shall be liable to the other under or in connection with any provision of this Charter for any loss of use, loss of business opportunity, loss of goodwill or profits or for any other consequential or indirect loss or damage of any nature whatsoever.

18.   LIEN

19.   SALVAGE

      All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

20.   WRECK REMOVAL

      In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

21.   GENERAL AVERAGE

      The owners shall not contribute to General Average.

22.   ASSIGNMENT, SUB-CHARTER AND SALE

      (a) The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior consent in writing of the Owners and subject to such terms and conditions as the Owners shall approve.

      (b) The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of this Charter.

      (c)   The Owners may assign this Charter to the mortgagee(s).

23.   CONTRACTS OF CARRIAGE

*)    (b)   The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation relating to carrier's liability for passengers and their luggage compulsorily applicable in the trade; if no such legislation exists, the passenger tickets shall incorporate The Athens Convention Relating to the Carriage of Passengers and their Luggage by Sea, 1974, and any protocol thereto.

      *Delete as applicable.

24.   GUARANTEE

      The Charterers undertake to furnish, before delivery of the Vessel, a guarantee for full performance of their obligations under this Charter. This guarantee shall be issued by NCL Corporation Ltd. in terms acceptable to the Owners and shall be freely assignable by them to the mortgagee(s).

25.   REQUISITION/ACQUISITION

      (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter Period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter Period or the period of the "Requisition for Hire" whichever be the shorter.

      (b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition." In such event Charter Hire to be considered as earned and to be paid up to the date and time as "Compulsory Acquisition".

26.   WAR

      (a) For the purpose of this Clause, the words "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

      (b) The Vessel, unless the written consent of the Owners be first obtained, shall not continue to or go through any port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgment of the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have the right to require the Vessel to leave such area.

      (c) The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.

      (d) If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such insurers as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.

      (e)   The Charterers shall have the liberty:

            (i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

            (ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

            (iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement.

      (f) In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the following countries: the United States of America; Russia, the United Kingdom; France; and the People's Republic of China, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the vessel to the Owners in accordance with Clause 15, if the Vessel has passengers on board after disembarkation thereof at Destination, or if debarred under this Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel had no passengers on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 11 and except as aforesaid all other provisions of this Charter shall apply until redelivery.

28.   TERMINATION

      (a)   Charterers' Default

      The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter with immediate effect by written notice to the Charterers if:

            (i) the Charterers fail to pay hire in accordance with Clause 11 and such failure continues unremedied for ten (10) clear banking days following Charterers' receipt of written notice from the Owners notifying the Charterers of such failure and requesting remedial action. However, where there is a failure to make punctual payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers, the Owners shall give the Charterers five (5) clear banking days (as recognized at the agreed place of payment) in which to rectify the failure, and when so rectified within such number of days following the Owners' notice, the payment shall stand as regular and punctual. Failure by the Charterers to pay hire within the number of days stated above shall entitle the Owners to withdraw the Vessel from the service of the Charterers and terminate the Charter without further notice:

            (ii) The Charterers fail to comply with the requirements of:

                 (1) Clause 6 (Trading Restrictions)

                 (2)  Clause 13(a) (Insurance and Repairs)

            provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a specified number of days grace within which the rectify the failure without prejudice to the Owners' right to withdraw and terminate under this Clause if the Charterers fail to comply with such notice:

            (iii) The Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance and Repairs) as soon as practically possible after the Owners have requested them in writing to do so and in any event so that the Vessel's insurance cover is not prejudiced.

      (b)   Owners' Default

            If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14) running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall be entitled to terminate this Charter with immediate effect by written notice to the Owners.

      (c)   Loss of Vessel

            This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be lost unless she has either become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

      (d) Either party shall be entitled to terminate this Charter with immediate effect by written notice to the other party in the event of an order being made or resolution passed for the winging up, dissolution, liquidation or bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

      (e) The termination of this Charter shall be without prejudice to all nights accrued due between the parties prior to the date of termination and to any claim that either party might have.

29.   REPOSSESSION

      In the event of the termination of this Charter in accordance with the application provisions of Clause 28, the Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at a port or place convenient to them without hindrance or interference by the Charterers, courts or local authorities. Pending physical repossession of the Vessel in accordance with this Clause 29, the Charterers shall hold the Vessel as gratuitous bailee only to the Owners. The Owners shall arrange for an authorized representative to board the Vessel as soon as reasonably practicable following the termination of the Charter. The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the Vessel by the Owners' representative. All arrangements and expenses relating to the settling of wages, disembarkation and repatriation of the Charterers' Master, officers and crew, and the disembarkation of passengers, shall be the sole responsibility of the charterers.

30.   DISPUTE RESOLUTION

*)    (a)   This contract shall be governed by and construed in accordance with
            English law and any dispute arising out of or in connection with this Contract shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this clause.

            The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA). Terms current at the time when the arbitration proceedings are commenced.

            The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as the sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

            Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

            In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

      (d) Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Contract.

            In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the following shall apply:-

            (i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.

            (ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.

            (iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.

            (iv) The mediation shall not affect the right of either party to seek such relief or to take such steps as it considers necessary to protect its interest.

            (v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.

            (vi) Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.

            (vii) The mediation process shall be without prejudice and confidential and no information or documents disclosed wiring it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.

            (Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)

      (e) If Box 35 in Part I is not appropriately filled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall apply in all cases.

*) Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.

31.   NOTICES

      (a) Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.

      (b) The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.